T. ROWE PRICE RETIREMENT FUNDS, INC.

ARTICLES OF INCORPORATION


        FIRST: THE UNDERSIGNED, Henry H. Hopkins, whose address is 100 East Pratt Street, Baltimore, Maryland 21202, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

        SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:
T. Rowe Price Retirement Funds, Inc.

        THIRD: (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                (1) To engage generally in the business of investing, reinvesting, owning, holding or trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "Investment Company Act"), as an investment company classified under the Investment Company Act as a management company.

                (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

        (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

        FOURTH: The present address of the principal office of the Corporation in this State is:

                                100 East Pratt Street
                                Baltimore, Maryland 21202

        FIFTH: The name and address of the resident agent of the Corporation in this State are:

                                Henry H. Hopkins
                                100 East Pratt Street
                                Baltimore, Maryland 21202

        Said resident agent is a citizen of the State of Maryland, and actually resides therein.

        SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is One Billion (1,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to One Hundred Thousand Dollars ($100,000). All of such shares are initially classified as "Common Stock" of the following series:
"T. Rowe Price Retirement 2010 Fund," "T. Rowe Price Retirement 2020 Fund,"
"T. Rowe Price Retirement 2030 Fund" and "T. Rowe Price Retirement 2040 Fund." Each such series shall consist, until further changed, of the lesser of
(x) 1,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified less the total number of shares then issued and outstanding in all of such series. The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

        (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and conversion of the shares of Common Stock classified as the "T. Rowe Price Retirement 2010 Fund," "T. Rowe Price Retirement 2020 Fund," "T. Rowe Price Retirement 2030 Fund" and "T. Rowe Price Retirement 2040 Fund" series and any additional series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional series at the time it is established and designated):

                (1) Assets Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                (2) Liabilities of Series. The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are herein referred to collectively as "liabilities of" that series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

                (3) Dividends and Distributions. Dividends and capital gains distributions on shares of a particular series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that series. All dividends on shares of a particular series shall be paid only out of the income belonging to that series and all capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that series. All dividends and distributions on shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions, except in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

                        Dividends and distributions may be paid in cash, property or additional shares of the same or another series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by shareholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

                (4) Voting. On each matter submitted to a vote of the shareholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the series thereof, and all shares of all series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting;
(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more series, then, subject to (iii) below, the shares of all other series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series, including liquidation of another series as described in subsection (7) below, only the holders of shares of the one more affected series shall be entitled to vote.



(5) Redemption by Shareholders. Each holder of shares of a particular series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that series, at a redemption price per share equal to the net asset value per share of that series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

        Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any series to require the Corporation to redeem shares of that series during any period or at any time when and to the extent permissible under the Investment Company Act.

                (6) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at net asset value the shares of any series from a holder (i) if the Board of Directors of the Corporation determines in its sole discretion that failure to so redeem such shares may have materially adverse consequences to the holders of shares of the Corporation or any series, or (ii) upon such other conditions with respect to the maintenance of shareholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion.

                (7) Liquidation. In the event of the liquidation of a particular series, the shareholders of the series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities of that series. The holders of shares of any particular series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets so distributable to the shareholders of any particular series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject (except as set forth in Subsection (11) below) to the approval of a majority of the outstanding voting securities of that series, as defined in the Investment
Company Act, and without the vote of the holders of shares of any other series. The liquidation of a particular series may be accomplished, in whole or in part, by the transfer of assets of such series to another series or by the exchange of shares of such series for the shares of another series.

                (8) Net Asset Value Per Share. The net asset value per share of any series shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities of that series) by the total number of shares of that series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have fu discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

        The Board of Directors may determine to maintain the net asset value per share of any series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that series as dividends and for the handling of any losses attributable to that series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

                (9) Equality. All shares of each particular series shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities of that series), and each share of any particular series shall be equal to each other share of that series. The Board of Directors may from time to time divide or combine the shares of any particular series into a greater or lesser number of shares of that series without thereby changing the proportionate interest in the assets belonging to that series or in any way affecting the rights of holders of shares of any other series.

                (10) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                (11) Automatic Conversion. Subject to compliance with the requirements of the Investment Company Act and without any vote or other action by the shareholders, (A) the shares of Common Stock classified as the "T. Rowe Price Retirement 2020 Fund" series shall automatically convert into shares of Common Stock classified as the "T. Rowe Price Retirement 2010 Fund" series on the first business day of April, 2025, (B) the shares of Common Stock classified as the "T. Rowe Price Retirement 2030 Fund" series shall automatically convert into shares of Common Stock classified as the "T. Rowe Price Retirement 2010 Fund" series on the first business day of April, 2035,
(C) the shares of Common Stock classified as the "T. Rowe Price Retirement 2040 Fund" series shall automatically convert into shares of Common Stock classified as the "T. Rowe Price Retirement 2010 Fund" series on the first business day of April, 2045 and (D) any additional series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional series at the time it is established and designated) shall automatically convert into shares of Common Stock classified as the "T. Rowe Price Retirement 2010 Fund" series on such date as may be designated by the Board of Directors at the time such series is established and designated. Upon any such conversion, (i) the assets belonging to the converted series and the liabilities of the converted series shall automatically be exchanged for shares of Common Stock of the "T. Rowe Price Retirement 2010 Fund" series having an aggregate net asset value equal to the aggregate net asset value of the converted series and (ii) the shares of the "T. Rowe Price Retirement 2010 Fund" series shall be distributed to holders of the converted series in liquidation of such converted series; provided that, in each case, such conversion shall be conducted (A) in compliance with the requirements of the Investment Company Act, (B) in accordance with the policies and procedures established by the Board of Directors from time to time, (C) if in the best interests of shareholders of the series, in a manner that will not result in taxation to the shareholders of such series or the series itself under the Internal Revenue Code of 1986, as amended and (D) as the Board of Directors, in its sole discretion, deems fair and equitable.
The Board of Directors, upon at least 30 days' prior written notice to the shareholders, may change the date of automatic conversion or cancel the automatic conversion of all or any series of Common Stock, unless provided otherwise by the Board of Directors with respect to any such series at the time it is established and designated.

        (c) The shares of Common Stock of the Corporation, or of any series of Common Stock of the Corporation to the extent such Common Stock is divided into series, may be further subdivided into classes (which may, for convenience of reference be referred to a term other than "class"). Unless otherwise provided in the Articles Supplementary establishing such classes, all such shares, or all shares of a series of Common Stock in a series, shall have identical voting, dividend, and liquidation rights. Shares of the classes shall also be subject to such front-end sales loads, contingent deferred sales charges, expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), conversion rights, and class voting rights as shall be consistent with Maryland law, the Investment Company Act of 1940, and the rules and regulations of the National Association of Securities Dealers and shall be contained in Articles Supplementary establishing such classes.

        (d) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

        (e) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end management investment company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

        (f) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

        (g) The Corporation shall not be obligated to issue certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the shareholder with such information as may be required under the Maryland General Corporation Law.

        SEVENTH: The number of directors of the Corporation shall initially be one (1), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. James S. Riepe shall serve as director until the first annual meeting and until his successor is elected and qualified.

        EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and shareholders:

                (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the shareholders.

                (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to determine that retained earnings or surplus shall remain in the hands of the Corporation;
to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the shareholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the charter of the Corporation.

                (5) The Corporation shall indemnify (i) its past and present directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

        (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

        NINTH: The duration of the Corporation shall be perpetual.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on this 12th day of July, 2002.

Witness:



/s/Patricia B. Lipper          /s/Henry H. Hopkins
Patricia B. Lippert                           Henry H. Hopkins
Secretary

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